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                                                                    EXHIBIT 3.35

                         CERTIFICATE OF INCORPORATION

                                      OF

                             IT DEUTSCHLAND, INC.

                                    * * * *
     1.  The name of the corporation is

                             IT DEUTSCHLAND, INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such share is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

     5.  The name and mailing address of each incorporator is as follows:

          NAME                      MAILING ADDRESS
          ----                      ---------------

          V.A. Brookens             Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

          J.L. Austin               Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

          M.C. Kinnamon             Corporation Trust Center
                                    1209 Orange Street
                                    Wilmington, Delaware 19801

     6.   The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty of a director.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of
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Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of December, 1989.


                                    /s/ V.A. Brookens
                                    --------------------------
                                    V.A. BROOKENS


                                    /s/ J.L. Austin
                                    --------------------------
                                    J.L. AUSTIN


                                    /s/ M.C. Kinnamon
                                    --------------------------
                                    M.C. KINNAMON

                              AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER, dated the 31st day of March, l995, is between IT DEUTSCHLAND, INC., a Delaware Corporation ("Surviving Corporation"), IT ITALIA, INC., a Delaware Corporation, and IT ESPANA, INC., a Delaware Corporation ("Disappearing Corporations"), and is made pursuant to (S)251 of the General
                                                                     -------
Corporation Law of the State of Delaware.
---------------

                                   RECITALS

     A. Surviving Corporation is a Delaware corporation authorized to issue one thousand (1,000) common shares of the par value of One Dollar ($1.00) per share, of which there are outstanding on the date of this Agreement, one hundred
(100) shares.

     B. Disappearing Corporations are Delaware corporations, each authorized to issue one thousand (1,000) common shares of the par value of One Dollar ($1.00) per share, of which there are outstanding, as to each, on the date of this Agreement, one hundred (100) shares.

     C. The Surviving Corporation and Disappearing Corporations desire to merge into a single corporation, as hereinafter specified.

     D. The registered office of IT DEUTSCHLAND, INC. in the State of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.; the registered office of IT ESPANA, INC. in the Stare of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.; the registered office of IT ITALIA,

INC. in the State of Delaware is located at 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, and the name of its registered agent at such address is the Prentice-Hall Corporation System, Inc.

                                   AGREEMENT

     Surviving Corporation and Disappearing Corporations agree to merge on and be subject to the following terms and conditions:

     1. Merger. On the Effective Date (as defined in Section 4(c) hereof), Disappearing Corporations shall merge with and into Surviving Corporation (the "Merger"); the corporate existence of Surviving Corporation shall continue; and the separate corporate existence of Disappearing Corporations shall cease. The corporate identity, existence, name, purposes, franchises, powers, rights and immunities of Surviving Corporation shall continue unaffected and unimpaired by the Merger; and the corporate identity, existence, purposes, franchises, powers, rights, and immunities of Disappearing Corporations shall vest in Surviving Corporation. Surviving Corporation shall be subject to all of the debts and liabilities of Disappearing Corporations as if Surviving Corporation had itself incurred them, and all rights of creditors and all liens upon the property of each of Surviving Corporation and Disappearing Corporations shall be preserved, unimpaired, provided that liens, if any upon the property of Disappearing Corporations shall be limited to the property affected by those liens immediately prior to the Effective Date.

     2. Certificate of Incorporation. The Certificate of Incorporation of Surviving Corporation shall be and remain its Certificate of Incorporation, surviving this merger, except that Article I shall be amended to read as follows:

          "The name of this Corporation is IT INTERNATIONAL HOLDINGS, INC."

     3. Outstanding Shares. All of the issued and outstanding shares of Surviving Corporation (IT DEUTSCHLAND, INC.) and all of the issued and outstanding shares of Disappearing Corporations (IT ESPANA, INC. and IT ITALIA, INC.) are owned by INTERNATIONAL TECHNOLOGY CORPORATION; therefore, by virtue of the Merger and without any action of any shareholder, upon the Effective Date each share of capital stock of Disappearing Corporations outstanding immediately prior to the Effective Date shall be canceled, and no shares of the Surviving Corporation shall be issued in exchange therefor.

     4.   The terms and conditions of the Merger are as follows:

          (a) Bylaws. The Bylaws of Surviving Corporation as they shall exist on the Effective Date of this Merger shall be and remain the Bylaws of Surviving Corporation until the same shall be altered, amended or repealed as therein provided.

          (b) Directors and Officers. The Directors and officers of Surviving Corporation shall continue in office until the next annual meeting of Shareholders and until their successors have been elected and qualified.

          (c) Effective Date. Surviving Corporation and Disappearing Corporations shall each take or cause to be taken all such actions, or do or cause to be done all such things, as are necessary, proper, or advisable under the laws of the State of Delaware to make effective the Merger provided in this Agreement, subject, however, to compliance with all other applicable laws. Provided this Agreement is not abandoned, the Effective Date of the Merger shall be the date of filing with the Secretary of State of Delaware. The date on which the Merger so becomes effective is referred to in this Agreement as the "Effective Date."

          (d) Transfer of Property, Rights and Interests. Upon the Merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Disappearing Corporations shall be transferred to, be vested in, and devolve upon the Surviving Corporation without further act or deed, and all property, rights, and every other interest of Surviving Corporation and the Disappearing Corporations shall be as effectively the property of Surviving Corporation as they were of the Surviving Corporation and the Disappearing Corporations, respectively.

          (e) Further Actions. Disappearing Corporations hereby agree from time to time, as and when requested by Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as Surviving Corporations may deem necessary or desirable in order to vest in and confirm to Surviving Corporation title to and possession of any property of the Disappearing Corporations acquired or to be acquired by reason of or as a result of the Merger herein provided for, and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of Disappearing Corporations and the proper officers and directors of Surviving Corporation are fully authorized in the name of the Disappearing Corporations or otherwise to take any and all such action.

     5. Abandonment of Merger. Any time prior to the Effective Date, this Merger may be abandoned without further obligation or liability by action of the Board of Directors of any of the constituent corporations, notwithstanding approval of the merger by their Shareholder.

     6. Surrender of Share Certificates. After the Effective Date, the holder of the outstanding certificate evidencing the shares of Disappearing Corporations shall surrender the certificate, duly endorsed as Surviving Corporation may require, to Surviving Corporation or its agent for cancellation.

     7.   Other Provisions.

          (a) Amendment. This Agreement may be amended by the Boards of Directors of the constituent corporations at any time prior to the Effective Date, provided that an amendment made subsequent to the adoption of this Agreement by the Shareholders of any constituent corporation shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received and exchanged for or on conversion of all or any of the shares of any class or series thereof of such constituent corporation, (ii) alter or change any terms of a certificate of incorporation to be affected by the Merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series thereof of such constituent corporation.

          (b) Governing Law. This Agreement of Merger shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed in Delaware.

          (c) Entire Agreement. This Agreement contains the entire agreement of the parties to this Agreement and supersedes any prior written or oral agreement between them concerning the subject matter contained in this Agreement.

          (d) Counterparts. This Agreement of Merger may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

     IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by the respective Boards of Directors and that fact having been certified on said Agreement of Merger by the Assistant Secretary of each corporate party thereto, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each of said corporations on this 31st day of March, 1995.

                                    Surviving Corporation:

                                    IT DEUTSCHLAND, INC.,
                                    a Delaware Corporation


                                    By:/s/ Robert B. Sheh
                                       -----------------------------
                                      Robert B. Sheh, President


                                    By:/s/ James M. Redwine
                                       -----------------------------
                                      James M. Redwine, Assistant Secretary

                                    Disappearing Corporations:


                                    IT ESPANA, INC.
                                    a Delaware Corporation


                                    By:/s/ Robert B. Sheh
                                       -----------------------------
                                      Robert B. Sheh, President


                                    By:/s/ James M. Redwine
                                       -----------------------------
                                      James M. Redwine, Assistant Secretary


                                    IT ITALIA, INC.
                                    a Delaware Corporation


                                    By:/s/ Robert B. Sheh
                                       -----------------------------
                                      Robert B. Sheh, President


                                    By:/s/ James M. Redwine
                                       -----------------------------
                                      James M. Redwine, Assistant Secretary

                          CERTIFICATE OF AMENDMENT OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                        IT INTERNATIONAL HOLDINGS, INC.

     IT International Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation by the unanimous written consent of its members, filed with the minutes of the Board, adopted and approved the following to amend the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of IT International Holdings, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

          1.  The name of the corporation is:  IT International Operations, Inc.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, IT International Holdings, Inc. has caused this certificate to be signed by James M. Redwine, its Assistant Secretary, this 22nd day of January, 1999.

                                    IT International Holdings, Inc.

                                    By:/s/ James M. Redwine
                                       -----------------------------
                                      James M. Redwine, Assistant Secretary